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                                                                  Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Metro One Telecommunications, Inc. on Form S-8 of our report dated March 18, 1996, appearing in the Prospectus, which is part of Registration Statement No. 333-05183 filed on Form S-1 and in the Annual Report on Form 10-KSB of Metro One Telecommunications, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Portland, Oregon
January 22, 1997